                                                                  Exhibit 10.8




                           LOAN AND SECURITY AGREEMENT


                                 by and between


                    CONGRESS FINANCIAL CORPORATION (WESTERN)
                                    as Lender


                                       and


                              C.Y. INVESTMENT INC.
                                   as Borrower



SECTION 1.            DEFINITIONS................................................................................1

         1.1      "Accounts".....................................................................................2

         1.2      "Adjusted Net Worth"...........................................................................2

         1.3      "Availability Reserves"........................................................................2

         1.4      "Blocked Accounts".............................................................................3

         1.5      "Business Day".................................................................................3

         1.6      "Buyer"........................................................................................3

         1.7      "Code".........................................................................................3

         1.8      "Collateral"...................................................................................3

         1.9      "Eligible Accounts"............................................................................3

         1.10     "Eligible Inventory"...........................................................................5

         1.11     "Environmental Laws"...........................................................................6

         1.12     "Equipment"....................................................................................6

         1.13     "ERISA"........................................................................................6

         1.14     "ERISA Affiliate"..............................................................................7

         1.15     "Event of Default".............................................................................7

         1.16     "Excess Availability"..........................................................................7

         1.17     "Financing Agreements".........................................................................8

         1.18     "GAAP".........................................................................................8

         1.19     "Hazardous Materials"..........................................................................8

         1.20     "Information Certificate"......................................................................8

         1.21     "Inventory"....................................................................................9

         1.22     "Inventory Advance Rate".......................................................................9

         1.23     "Letter of Credit Accommodations"..............................................................9

         1.24     "Loans"........................................................................................9

         1.25     "Maximum Credit"...............................................................................9

         1.26     "NationsCredit"................................................................................9

         1.27     "NationsCredit Flooring Line"..................................................................9

         1.28     "NationsCredit Intercreditor Agreement"........................................................9

         1.29     "Net Amount of Eligible Accounts"..............................................................9

         1.30     "Obligations"..................................................................................9

         1.31     "Obligor".....................................................................................10

         1.32     "Participant".................................................................................10

         1.33     "Payment Account".............................................................................10

         1.34     "Person"......................................................................................10

         1.35     "Prime Rate"..................................................................................10

         1.36     "Purchase Agreements".........................................................................10

         1.37     "Purchased Stock".............................................................................10

         1.38     "Rechtman"....................................................................................10

         1.39     "Records".....................................................................................10

         1.40     "Renewal Date"................................................................................10

         1.41     "Revolving Loans".............................................................................11

         1.42     "Seller"......................................................................................11

         1.43     "Value".......................................................................................11

         1.44     "Wareforce"...................................................................................11

         1.45     "Wareforce Loan Agreement"....................................................................11

SECTION 2.            CREDIT FACILITIES.........................................................................11

         2.1      Revolving Loans...............................................................................11

         2.2      Letter of Credit Accommodations...............................................................13

SECTION 3.            INTEREST AND FEES.........................................................................16

         3.1      Interest......................................................................................16

         3.2      Closing Fee...................................................................................17

         3.3      Compensation Adjustment.......................................................................17

SECTION 4.            CONDITIONS PRECEDENT......................................................................18

         4.1      Conditions Precedent to Initial Loans and Letter of Credit Accommodations.....................18

         4.2      Conditions Subsequent to Initial Loans and Letter of Credit Accommodations....................21

         4.3      Conditions Precedent to All Loans and Letter of Credit Accommodations.........................22

SECTION 5.            GRANT OF SECURITY INTEREST................................................................22

SECTION 6.            COLLECTION AND ADMINISTRATION.............................................................23

         6.1      Borrower's Loan Account.......................................................................23

         6.2      Statements....................................................................................23

         6.3      Collection of Accounts........................................................................23

         6.4      Payments......................................................................................25

         6.5      Authorization to Make Loans...................................................................25

         6.6      Payments on NationsCredit Flooring Line.......................................................25

         6.7      Use of Proceeds...............................................................................25

SECTION 7.            COLLATERAL REPORTING AND COVENANTS........................................................26

         7.1      Collateral Reporting..........................................................................26

         7.2      Accounts Covenants............................................................................27

         7.3      Inventory Covenants...........................................................................29

         7.4      Equipment Covenants...........................................................................30

         7.5      Power of Attorney.............................................................................31

         7.6      Right to Cure.................................................................................32

         7.7      Access to Premises............................................................................32

SECTION 8.            REPRESENTATIONS AND WARRANTIES............................................................33

         8.1      Corporate Existence, Power and Authority; Subsidiaries........................................33

         8.2      Financial Statements; No Material Adverse Change..............................................33

         8.3      Chief Executive Office; Collateral Locations..................................................33

         8.4      Priority of Liens; Title to Properties........................................................34

         8.5      Tax Returns...................................................................................34

         8.6      Litigation....................................................................................34

         8.7      Employee Benefits.............................................................................34

         8.8      Environmental Compliance......................................................................35

         8.9      Compliance with Other Agreements and Applicable Laws..........................................36

         8.10     Bank Accounts.................................................................................36

         8.13     Accuracy and Completeness of Information......................................................37

         8.14     Survival of Warranties; Cumulative............................................................37

SECTION 9.            AFFIRMATIVE AND NEGATIVE COVENANTS........................................................37

         9.1      Maintenance of Existence......................................................................37
         9.2      New Collateral Locations......................................................................38

         9.3      Compliance with Laws, Regulations, Etc........................................................38

         9.4      Payment of Taxes and Claims...................................................................39

         9.5      Insurance.....................................................................................39

         9.6      Key Man Life Insurance Policy.................................................................40

         9.7      Financial Statements and Other Information....................................................40

         9.8      Sale of Assets, Consolidation, Merger, Dissolution, Etc.......................................41

         9.9      Encumbrances..................................................................................41

         9.10     Indebtedness..................................................................................42

         9.11     Loans, Investments, Guarantees, Etc...........................................................43

         9.12     Dividends and Redemptions.....................................................................44

         9.13     Transactions with Affiliates..................................................................44

         9.14     Additional Bank Accounts......................................................................44

         9.15     Compliance with ERISA.........................................................................45

         9.16     Adjusted Net Worth............................................................................45

         9.17     Costs and Expenses............................................................................45

         9.18     Further Assurances............................................................................46

SECTION 10.           EVENTS OF DEFAULT AND REMEDIES............................................................47

         10.1     Events of Default.............................................................................47

         10.2     Remedies......................................................................................48

SECTION 11.           JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS;  GOVERNING LAW.............................50

         11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.........................50

         11.2     Waiver of Notices.............................................................................51

         11.3     Amendments and Waivers........................................................................52

         11.4     Waiver of Counterclaims.......................................................................52

         11.5     Indemnification...............................................................................52

SECTION 12.           TERM OF AGREEMENT; MISCELLANEOUS..........................................................52

         12.1     Term..........................................................................................52

         12.2     Notices.......................................................................................54

         12.3     Partial Invalidity............................................................................54

         12.4     Successors....................................................................................54

         12.5     Entire Agreement..............................................................................54

         12.6     Publicity.....................................................................................54

                                 August 27, 1998

                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement dated August 27, 1998 is entered into by and between CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender") and C.Y. INVESTMENT INC., a California corporation ("Borrower").


                              W I T N E S S E T H:


         WHEREAS, Wareforce One, Inc., a Nevada corporation ("Buyer"), has acquired or will acquire all the issued and outstanding capital stock of Borrower and Wareforce Incorporated, a California corporation ("Wareforce"); and

         WHEREAS, Borrower and Wareforce have requested that Lender enter into certain financing arrangements with Borrower and Wareforce pursuant to which Lender may make loans and provide other financial accommodations to Borrower and Wareforce; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations to Wareforce on the terms and conditions set forth in that certain Loan and Security Agreement to be entered into between Lender and Wareforce concurrently with the execution hereof (the "Wareforce Loan Agreement"); and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations to Borrower on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1     DEFINITIONS.

         All terms used herein which are defined in Article 1 or Article 9 of the California Uniform Commercial Code shall have the respective meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.2 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the sum of:

             (a) the difference between:

                          (i) the aggregate net book value of all assets of such
             Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization), less

                          (ii) the aggregate amount of the indebtedness and
             other liabilities of such Person and its subsidiaries (including tax and other proper accruals); plus

             (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

         1.3 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein:

             (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either:

                          (i) the Collateral or any other property which is
             security for the Obligations or its value,

                          (ii) the assets, business or prospects of Borrower or
             any Obligor, or

                          (iii) the security interests and other rights of
             Lender in the Collateral (including the enforceability, perfection and priority thereof);

             (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect;

             (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof;

             (d) to reflect amounts due to NationsCredit by Borrower or Lender on behalf of Borrower;

             (e) to reflect any disclosed offsets or chargebacks by account debtors against the aggregate amount of Eligible Accounts; or

             (f) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

Without limiting the generality of the foregoing, Lender shall establish an Availability Reserve: (i) in an amount equal to the Accounts resulting from maintenance services until such time that Borrower has provided Lender the schedule of Accounts required pursuant to Section 4.2(b) hereof; and (ii) in an amount equal to three (3) months of Borrower's gross rent and other obligations as lessee for each leased premises of Borrower at which any Inventory is located and with respect to which the landlord has not executed a form of waiver and consent acceptable to Lender.

         1.4 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.5 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which First Union National Bank or such other bank as Lender may from time to time designate, and Lender are open for the transaction of business.

         1.6 "Buyer" shall have the meaning set forth in the Recitals hereto.

         1.7 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.8 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.9 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

             (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

             (b) such Accounts are not unpaid more than sixty (60) days after the date of the original due date thereof, but in any event, which are unpaid more than ninety (90) days after the date of the original invoice for them;

             (c) such Accounts comply with the terms and conditions contained in
Section 7.2(c) of this Agreement;

             (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent; (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada, or, at Lender's option, if either:

                          (i) the account debtor has delivered to Borrower an
             irrevocable letter of credit issued by a bank satisfactory to Lender or confirmed by a bank satisfactory to Lender located in the United States and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender,

                          (ii) such Account is subject to credit insurance
             payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or

                          (iii) such Account is otherwise acceptable in all
             respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

             (f) such Accounts do not consist of progress billings, maintenance billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

             (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

             (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

             (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

             (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

             (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

             (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

             (m) such Accounts of a single account debtor or its affiliates do not constitute more than twenty-five (25%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

             (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

             (o) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower and as approved by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts);

             (p) such Accounts are not subject to accrued chargebacks listed on current agings of receivables (but the portion of the Accounts of such account debtor in excess of the amount of such chargeback shall be deemed Eligible Accounts);

             (q) such Accounts do not arise from an order by an account debtor of products licensed from Microsoft Corporation in excess of Two Hundred Fifty Thousand Dollars ($250,000), unless Borrower has received from such account debtor an executed customer order for such products; and

             (r) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.10 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower which are identified as "Qualified Merchandise" and subject to the "NationsCredit Repayment Obligation," each as defined in the NationsCredit Intercreditor Agreement.

         In general, Eligible Inventory shall not include: (i) work-in-process;
(ii) components which are not part of finished goods; (iii) spare parts for equipment; (iv) Inventory stored in open boxes; (v) packaging and shipping materials; (vi) supplies used or consumed in Borrower's business; (vii) Inventory in transit; (viii) Inventory at premises other than those owned and controlled by Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral;
(ix) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (x) bill and hold goods; (xi) unserviceable Inventory; (xii) Inventory purchased prior to two (2) calendar months before the then current month; (xiii) Inventory which is not subject to the first priority, valid and perfected security interest of Lender;
(xiv) returned, damaged and/or defective Inventory; (xv) Inventory purchased or sold on consignment; and (xvi) Inventory not identified as "Qualified Merchandise" in the NationsCredit Intercreditor Agreement. General criteria for Eligible Inventory may be established and revised from time to time by Lender in its reasonable credit judgment. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.11 "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

         1.12 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.13 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.14 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its affiliates under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.15 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.16 "Excess Availability" shall mean the amount, as determined by Lender, equal to:

             (a) with respect to Borrower:

                          (i) the lesser of:

             (A) the amount of the Revolving Loans available to Borrower as of such time (based on the applicable advance rates set forth in Sections 2.1(a)(ii) or 2.1(a)(iii) hereof), subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and

             (B) the Maximum Credit; minus

                          (ii) the sum of:

             (A) the amount of all then outstanding and unpaid Obligations (other than the Obligations of Borrower under its Guarantee of even date herewith in favor of Lender),

             (B) the aggregate amount of all trade payables of Borrower which are more than sixty (60) days past due as of such time,

             (C) the aggregate amount of Borrower's book overdrafts, and

             (D) the aggregate amount of Borrower's past due lease and notes payable; and

             (b) with respect to Wareforce:

                          (i) the lesser of:

             (A) the amount of the "Revolving Loans" available to Wareforce as of such time (based on the applicable advance rates set forth in Sections

2.1(a)(i) or 2.1(a)(iii) of the Wareforce Loan Agreement), subject to the sublimits and "Availability Reserves" from time to time established by Lender under the Wareforce Loan Agreement, and

             (B) the "Maximum Credit" (as defined in the Wareforce Loan Agreement); minus

                          (ii) the sum of:

             (A) the amount of all then outstanding and unpaid "Obligations" of Wareforce under the Wareforce Loan Agreement (other than the obligations of Wareforce under its Guarantee of even date herewith in favor of Lender),

             (B) the aggregate amount of all trade payables of Wareforce which are more than sixty (60) days past due as of such time,

             (C) the aggregate amount of Wareforce's book overdrafts, and

             (D) the aggregate amount of Wareforce's past due lease and notes payable.

         1.17 "Financing Agreements" shall mean, collectively, this Agreement, the Wareforce Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.18 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.16 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

         1.19 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

         1.20 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.21 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.22 "Inventory Advance Rate" shall mean the advance rate applicable to Eligible Inventory as determined in accordance with Subsection 2.1(a)(iii)(B).

         1.23 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either:

             (a) issued, opened or provided by Lender for the account of Borrower or any Obligor; or

             (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

         1.24 "Loans" shall mean the Revolving Loans.

         1.25 "Maximum Credit" shall mean, with reference to the Revolving Loans and the Letter of Credit Accommodations, the amount of Twelve Million Dollars ($12,000,000).

         1.26 "NationsCredit" shall mean NationsCredit Distribution Finance, Inc., a North Carolina corporation.

         1.27 "NationsCredit Flooring Line" shall mean the floor plan financing arrangement among NationsCredit, Borrower and Wareforce, pursuant to which NationsCredit will from time to time extend certain financing to Borrower and Wareforce for the acquisition of certain Inventory.

         1.28 "NationsCredit Intercreditor Agreement" shall mean that certain Intercreditor and Subordination Agreement of even date herewith between NationsCredit and Lender.

         1.29 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less:

             (a) sales, excise or similar taxes included in the amount thereof; and

             (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         1.30 "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement, the Guarantee of even date herewith by Borrower in favor of Lender or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.31 "Obligor" shall mean Rechtman, Wareforce and any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

         1.32 "Participant" shall mean any person which at any time participates with Lender in respect of the Loans, the Letter of Credit Accommodations or other Obligations or any portion thereof.

         1.33 "Payment Account" shall have the meaning set forth in Section ERROR! REFERENCE SOURCE NOT FOUND. hereof.

         1.34 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.35 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, from time to time as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.36 "Purchase Agreements" shall mean, individually and collectively, the Stock Purchase Agreement and Escrow Instructions, dated as of January 1, 1998 between Buyer and Seller and all other agreements of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.37 "Purchased Stock" shall mean all of the issued and outstanding shares of common stock of Borrower.

         1.38 "Rechtman" shall mean Orie Rechtman, an individual.

         1.39 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

         1.40 "Renewal Date" shall have the meaning set forth in Section ERROR! REFERENCE SOURCE NOT FOUND. hereof.

         1.41 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section ERROR! REFERENCE SOURCE NOT FOUND. hereof.

         1.42 "Seller" shall mean collectively, the Christopher Chu and Alina Chu Family Trust, Vivien Mak, an individual, Richard Fu, an individual, and Luisa Fu, an individual, and each of their respective successors and assigns.

         1.43 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost under the first-in-first-out method, net of vendor discounts or (b) market value.

         1.44 "Wareforce" shall have the meaning set forth in the Recitals hereto.

         1.45 "Wareforce Loan Agreement" shall have the meaning set forth in the Recitals hereto.


SECTION 2.     CREDIT FACILITIES.

         2.1 Revolving Loans.

             (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the least of:

                          (i) the Maximum Credit, less any Availability
             Reserves, other reserves and the then undrawn amounts of outstanding Letter of Credit Accommodations; or

                          (ii) during the period commencing February 1 and
             ending October 31 of each year, Borrower's aggregate collections for the trailing sixty (60) day period and during the period commencing November 1 and ending January 31 of each year, Borrower's aggregate collections for the trailing ninety (90) day period, less any Availability Reserves and the then undrawn amounts of outstanding Letter of Credit Accommodations; or

                          (iii) the sum of:

             (A) eighty-five (85%) percent of the Net Amount of Eligible Accounts, plus

             (B) the lesser of:

                                       (1) seventy-five (75%) percent of the
                          Value of Eligible Inventory; provided, that, if at any time, the "NationsCredit Repayment Obligation" (as defined in the NationsCredit Intercreditor Agreement) is less than seventy-five (75%) of the original invoice price of "Qualified Merchandise" (as defined in the

                          NationsCredit Intercreditor Agreement), the Inventory Advance Rate shall be proportionally reduced such that the Inventory Advance Rate shall at no time exceed the applicable percentage in determining the "NationsCredit Repayment Obligation," or

                                       (2) Seven Million Dollars ($7,000,000);
                          less

             (C) any Availability Reserves and the then undrawn amounts of outstanding Letter of Credit Accommodations.

             (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower:

                          (i) reduce the lending formula with respect to
             Eligible Accounts to the extent that Lender determines in good faith that:

             (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels; or

             (B) the general creditworthiness of account debtors has declined;
or

                          (ii) reduce the lending formula(s) with respect to
             Eligible Inventory to the extent that Lender determines that:

             (A) the number of days of the turnover or the mix of such Inventory for any period has changed in any materially adverse respect;

             (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased in any material respect; or

             (C) the nature and quality of the Inventory has deteriorated in any material respect.

In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

             (c) Except in Lender's discretion, the aggregate amount of the Loans, Letter of Credit Accommodations and other Obligations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans and Letter of Credit Accommodations, or the aggregate amount of the outstanding Loans, Letter of Credit Accommodations and other Obligations, exceed the amounts available under the lending formulas set forth in Section 2.1(a) hereof, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(e) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

             (d) For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory pursuant to Section 2.1(a)(iii)(B)(2). Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent

Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1(a) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

         2.2 Letter of Credit Accommodations.

             (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations with NationsCredit as the beneficiary thereunder for the purpose of financing the purchase of Inventory on the terms and conditions set forth in the NationsCredit Intercreditor Agreement and other Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

             (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one (1%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month; provided, however, that such letter of credit fee shall be increased, at Lender's option, without notice, to three (3%) percent per annum for the period on or after the date of termination or non-renewal of this Agreement or the date of the occurrence of an Event of Default. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

             (c) No Letter of Credit Accommodations (other than the Letter of Credit Accommodations issued pursuant to the terms of the NationsCredit Intercreditor Agreement) shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than:

                          (i) if the proposed Letter of Credit Accommodation is
             for the purpose of purchasing Eligible Inventory, the sum of:

             (A) the product of the Value of such Eligible Inventory multiplied by one minus the Inventory Advance Rate under Section 2.1(a)(iii)(A) as applicable, plus

             (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America; and

                          (ii) if the proposed Letter of Credit Accommodation is
             for standby letters of credit guaranteeing the purchase of Eligible Inventory or for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto.

             (d) An Availability Reserve shall be established in the amount set forth in Section 2.2(c)(i) upon the following:

                          (i) in the case of an order for the purchase of
             Inventory supported by a Letter of Credit Accommodation costing less than Five Hundred Thousand

             Dollars ($500,000), upon the placement of such order by Borrower;
             and

                          (ii) in the case of an order for the purchase of
             Inventory supported by a Letter of Credit Accommodation costing Five Hundred Thousand Dollars ($500,000) or more, upon evidence, in form and substance satisfactory to Lender, of shipment by a vendor for such order.

             Effective upon the issuance of each Letter of Credit Accommodation for a purpose other than the purchase of Inventory, an Availability Reserve shall be established in the amount set forth in Section 2.2(c)(ii).

             (e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed Seven Million Dollars ($7,000,000). At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(d) to the extent of such cash collateral.

             (f) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any

Letter of Credit Accommodation, including, without limitation, NationsCredit, and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise, unless caused by the gross negligence or willful misconduct of Lender, with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

             (g) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not:

                          (i) at any time an Event of Default exists or has
             occurred and is continuing:

             (A) approve or resolve any questions of non-compliance of documents,

             (B) give any instructions as to acceptance or rejection of any documents or goods, or

             (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and

                          (ii) at all times:

             (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, or

             (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

             Lender may take such actions either in its own name or in Borrower's name.

             (h) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

SECTION 3.     INTEREST AND FEES.

         3.1 Interest.

             (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at a rate equal to the Prime Rate, except that Borrower shall pay to Lender interest, at Lender's option, without notice, at the rate of two percent (2.0%) percent per annum in excess of the Prime Rate:

                          (i) on the non-contingent Obligations for the period
             from and after the date of termination or non-renewal hereof, or the date of the occurrence of an Event of Default, and for so long as such Event of Default is continuing as determined by Lender and until such time as Lender has received full and final payment of all such Obligations (notwithstanding entry of any judgment against Borrower); and

                          (ii) on the Revolving Loans at any time outstanding in
             excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

             All interest accruing hereunder on and after the occurrence of any of the events referred to in Sections 3.1(a)(i) or 3.1(a)(ii) above shall be payable on demand.

             (b) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of Twenty Four Thousand Dollars ($24,000) which shall be fully earned as of the date hereof and payable in two installments as follows: (a) Twelve Thousand Dollars ($12,000) on the date hereof; and (b) Twelve Thousand Dollars ($12,000) on the first anniversary of the date hereof.

         3.3 Compensation Adjustment.

             (a) If after the date of this Agreement the introduction of, or any change in, any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance by Lender or any Participant therewith:

                          (i) subjects Lender to any tax, duty, charge or
             withholding on or from payments due from Borrower (excluding franchise taxes imposed upon, and taxation of the overall net income of Lender or any Participant), or changes the basis of taxation of payments, in either case in respect of amounts due it hereunder, or

                          (ii) imposes or increases or deems applicable any
             reserve requirement or other reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender or any Participant, or

                          (iii) imposes any other condition the result of which
             is to increase the cost to Lender or any Participant of making, funding or maintaining the Revolving Loans or Letter of Credit Accommodations or reduces any amount receivable by Lender or any Participant in connection with the Loans or Letter of Credit Accommodations, or requires Lender or any Participant to make payment calculated by references to the amount of loans held or interest received by it, by an amount deemed material by Lender or any Participant, or

                          (iv) imposes or increases any capital requirement or
             affects the amount of capital required or expected to be maintained by Lender or any Participant or any corporation controlling Lender or any Participant, and Lender or any Participant determines that such imposition or increase in capital requirements or increase in the amount of capital expected to be maintained is based upon the existence of this Agreement or the Loans or Letter of Credit Accommodations hereunder, all of which may be determined by Lender's or any Participant's reasonable allocation of the aggregate of its impositions or increases in capital required or expected to be maintained, and the result of any of the foregoing is to increase the cost to Lender or any Participant of making, renewing or maintaining the Loans or Letter of Credit Accommodations, or to reduce the rate of return to Lender or any Participant on the Loans or Letter of Credit Accommodations;

then upon demand by Lender, Borrower shall pay to Lender or any Participant, and continue to make periodic payments to Lender or any Participant, such additional amounts as may be necessary to compensate Lender or any Participant for any such additional cost incurred or reduced rate of return realized.

             (b) A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid and the compensation and the method by which such amounts were determined. In determining any additional amounts due from Borrower under this Section ERROR! REFERENCE SOURCE NOT FOUND., Lender shall act reasonably and in good faith and will, to the extent that the increased costs, reductions, or amounts received or receivable relate to the Lender's or a Participant's loans or commitments generally and are not specifically attributable to the Loans and commitments hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all loans and commitments under this Agreement by the Lender or such Participant, as the case may be, whether or not the loan documentation for such other loans and commitments permits the Lender or such Participant to receive compensation costs of the type described in this Section 3.3.

SECTION 4.     CONDITIONS PRECEDENT.

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

             (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lender or lenders to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to:

                          (i) UCC termination statements for all UCC financing
             statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor; and

                          (ii) satisfactions and discharges of any mortgages,
             deeds of trust or deeds to secure debt by Borrower or any Obligor in favor of such existing lender or lenders, in form acceptable for recording in the appropriate government office;

             (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid, perfected and first priority security interests in and liens upon the Collateral and any other property which is intended as security for the Obligations or the liability of any Obligor in respect thereto, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

             (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities; (d) Lender shall have received the Wareforce Loan Agreement duly executed by Wareforce, in form and substance satisfactory to Lender and all conditions precedent set forth therein shall have been satisfied in a manner acceptable to Lender;

             (e) Lender shall have received, in form and substance satisfactory to Lender, evidence that the Purchase Agreements have been fully executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Purchase Agreements have been consummated;

             (f) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

             (g) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower, the results of which shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

             (h) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

             (i) The NationsCredit Flooring Line shall have been established and in effect on terms and conditions satisfactory to Lender and Lender and its counsel shall have received and reviewed all financing agreements entered into by Borrower in connection therewith;

             (j) Lender shall have received, in form and substance satisfactory to Lender, the NationsCredit Intercreditor Agreement, as acknowledged and agreed to by Borrower and Wareforce, providing for such parties' relative rights and priorities with respect to the assets and properties of Borrower and Wareforce and related matters, duly authorized, executed and delivered by NationsCredit;

             (k) Lender shall have been satisfied that an acceptable system of reporting has been established by NationsCredit through which NationsCredit will report to Lender on a daily basis, all liabilities incurred by Borrower and Wareforce in connection with its floor plan financing arrangement with NationsCredit, Inventory financed by NationsCredit on order with vendors, and returns by Borrower and Wareforce of Inventory to vendors and credited to NationsCredit;

             (l) Lender shall have received, in form and substance satisfactory to Lender, a Guarantee by Borrower in favor of Lender, guaranteeing the obligations of Wareforce under the Wareforce Loan Agreement, together with a Security Agreement securing the obligations under such Guarantee;

             (m) Lender shall have received, in form and substance satisfactory to Lender, a Guarantee by Wareforce in favor of

Lender, guaranteeing the Obligations herein, together with a Security Agreement securing the obligations under such Guarantee;

             (n) Lender shall have received, in form and substance satisfactory to Lender, a continuing guarantee duly executed and delivered by Rechtman guaranteeing the Obligations up to One Million Five Hundred Thousand Dollars ($1,500,000), together with his personal financial statements;

             (o) Lender shall have received, in form and substance satisfactory to Lender, a collateral assignment from Wareforce to Lender of that certain Promissory Note dated February 18, 1998 in the original principal amount of Two Million Dollars ($2,000,000) by Orie Rechtman in favor of Wareforce, as well as any other notes or instruments evidencing loans from Borrower or Wareforce to Rechtman;

             (p) Lender shall have received current agings of receivables, current perpetual inventory records and/or rollforwards of accounts and inventory through the date hereof, together with supporting documentation sufficient for Lender to accurately identify and verify the eligible Collateral as of or prior to the date hereof in a manner satisfactory to Lender, including documentation with respect to inventory in-transit and inventory at third-party locations;

             (q) Lender shall have received, in form and substance satisfactory to Lender, projections of Borrower's profit and loss and balance sheet, all prepared on a monthly basis through December 31, 1998;

             (r) Lender shall have received, in form and substance satisfactory to Lender, an agreement with respect to the Blocked Accounts, pursuant to
Section 6.3(a) hereof, duly executed by Lender, Borrower and the applicable depository bank;

             (s) Lender shall have received and reviewed to its satisfaction any and all licensing agreements which Borrower has in place with its vendors, including, without limitation, Microsoft Corporation;

             (t) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

             (u) Lender shall have received from Borrower a plan identifying the proposed management of Borrower;

             (v) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements, the Purchase Agreements and such other matters as Lender may request;

             (w) the combined Excess Availability of Borrower and Wareforce as determined by Lender, as of the date hereof, shall be not less than One Million Dollars ($1,000,000) after giving effect to the initial Loans made or to be made, the Letter of Credit Accommodations issued or to be issued hereunder and under the Wareforce Loan Agreement and the payment of all fees and expenses payable upon the consummation of the initial transactions contemplated by this Agreement and the Wareforce Loan Agreement; and

             (x) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2 Conditions Subsequent to Initial Loans and Letter of Credit Accommodations. Borrower shall perform the following conditions within the time frames set forth below:

             (a) within twenty-five (25) days from the date hereof, Lender shall have received, in form and substance satisfactory to Lender, a pro-forma balance sheet of Borrower reflecting the initial transactions contemplated hereunder, including, but not limited to, (i) the transactions contemplated by the

Purchase Agreements and (ii) the Loans and Letter of Credit Accommodations provided by Lender to Borrower on the date hereof and the use of the proceeds of the initial Loans as provided herein, accompanied by a certificate, dated of even date herewith, of the chief financial officer of Borrower, stating that such pro-forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate;

             (b) within sixty (60) days from the date hereof, Lender shall have received audited financial statements of Borrower, and the accompanying notes thereto, for the fiscal year ended December 31, 1997, together with the unqualified opinion of Arthur Andersen LLP that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower for the fiscal year then ended;

             (c) within sixty (60) days from the date hereof, Borrower shall provide evidence to Lender that Borrower is capable of providing in a manner satisfactory to Lender a schedule of revenues identifying revenues based upon maintenance services, product sales and licensing pursuant to Section 7.1(a) hereof; and

             (d) within one hundred twenty (120) days from the date hereof, Borrower shall provide evidence to Lender in form and substance satisfactory to Lender that Borrower's system has been converted to the Wareforce COVE system.

         4.3 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

             (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

             (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.      GRANT OF SECURITY INTEREST.

         To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

         5.1 Accounts and other indebtedness owed to Borrower;

         5.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property, letters of credit, proceeds of letters of credit, workmen's compensation claims, bankers' acceptances and guaranties;

         5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation,

             (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral,

             (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party,

             (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and

             (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

         5.4 Inventory;

         5.5 Equipment;

         5.6 Records; and

         5.7 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6.     COLLECTION AND ADMINISTRATION.

         6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded:

             (a) all Loans, all Letter of Credit Accommodations and all other Obligations and the Collateral,

             (b) all payments made by or on behalf of Borrower, and

             (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest.

             All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         6.3 Collection of Accounts.

             (a) Borrower shall establish and maintain, at its expense, a blocked account or lockboxes and related blocked accounts (in either case, each a "Blocked Account" and collectively the "Blocked Accounts"), as Lender may specify, with such bank or banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Each bank at which a Blocked Account is established shall enter into an agreement, in form and substance satisfactory to Lender, providing (unless otherwise agreed to by Lender) that all items received or deposited in such Blocked Account are the Collateral of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into such Blocked Account to such bank account of Lender as Lender may from time to time designate for such purpose (the "Payment Account"). Borrower agrees that all amounts deposited in the Blocked Accounts or other funds received and collected by Lender, whether as proceeds of Inventory, the collection of Accounts or other Collateral or otherwise shall be the Collateral of Lender.

             (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. If no monetary obligations by Borrower are outstanding on any day, Borrower shall pay interest at the applicable rate set forth in Section 3.1(a) on the amount of any payments or other funds that are received by Lender (irrespective of the characterization of whether receipts are owned by Lender or Borrower) for such day.

             (c) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, cash, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or from sales of Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall any such monies, checks, notes, drafts or other payments be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person, unless such payment or indemnification obligation of Lender was a result of Lender's gross negligence or willful misconduct. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.4 shall survive the termination or non-renewal of this Agreement.

             6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 10:30 a.m. Pacific time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

         6.6 Payments on NationsCredit Flooring Line. Any and all payments by Borrower under the NationsCredit Flooring Line shall be wired from the account of Borrower by Lender to NationsCredit per Borrower's instructions on the fifth, fifteenth and twenty-fifth day of each calendar month, or if such day is not a Business Day then on the next Business Day and in accordance with Section 6.5 hereof.

         6.7 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof; and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this

Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.     COLLATERAL REPORTING AND COVENANTS.

         7.1 Collateral Reporting. Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

             (a) on a regular basis as required by Lender, a schedule of Accounts identifying Accounts based upon maintenance services, product sales and licensing, sales made, credits issued, cash received and any pre-billed Accounts;

             (b) on a daily basis:

                          (i) perpetual inventory reports identifying "Qualified
             Merchandise" (as defined in the NationsCredit Intercreditor Agreement), and

                          (ii) inventory reports by category;

             (c) on or before the fifth Business Day of each month, a calculation of the value of Inventory that is not Eligible Inventory;

             (d) on a monthly basis or more frequently as Lender may request, agings of accounts payable and accounts receivable;

             (e) upon Lender's request:

                          (i) copies of customer statements and credit memos,
             remittance advices and reports, and copies of deposit slips and bank statements,

                          (ii) copies of shipping and delivery documents, and

                          (iii) copies of purchase orders, invoices and delivery
             documents for Inventory and Equipment acquired by Borrower; and

             (f) such other reports as to the Collateral or other property which is security for the Obligations as Lender shall request from time to time.

         If any of Borrower's records or reports of the Collateral or other property which is security for the Obligations are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2 Accounts Covenants.

             (a) Borrower shall notify Lender promptly of:

                          (i) any material delay in Borrower's performance of
             any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof,

                          (ii) all material adverse information relating to the
             financial condition of any account debtor, and

                          (iii) any event or circumstance which, to Borrower's
             knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts.

         No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, except in the ordinary course of Borrower's business in accordance with its most recent past practices and policies. So long as no Event of Default exists or has occurred and is continuing, Borrower may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor in the ordinary course of Borrower's business in accordance with its most recent past practices and policies. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

             (b) Without limiting the obligation of Borrower to deliver any other information to Lender, Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of Twenty Five Thousand Dollars ($25,000). At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request:

                          (i) hold the returned Inventory in trust for Lender,

                          (ii) segregate all returned Inventory from all of its
             other property,

                          (iii) dispose of the returned Inventory solely
             according to Lender's instructions, and

                          (iv) not issue any credits, discounts or allowances
             with respect thereto without Lender's prior written consent.

             (c) With respect to each Account:

                          (i) the amounts shown on any invoice delivered to
             Lender or schedule thereof delivered to Lender shall be true and complete,

                          (ii) no payments shall be made thereon except payments
             delivered to Lender pursuant to the terms of this Agreement or in accordance with the NationsCredit Intercreditor Agreement,

                          (iii) no credit, discount, allowance or extension or
             agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender,

                          (iv) there shall be no setoffs, deductions, contras,
             defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement,

                          (v) none of the transactions giving rise thereto will
             violate any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms, and

                          (vi) Borrower shall not pre-bill any account debtor.

             (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

             (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

             (f) Lender may, at any time or times that an Event of Default exists or has occurred:

                          (i) notify any or all account debtors that the
             Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors to make payments of Accounts directly to Lender,

                          (ii) extend the time of payment of, compromise, settle
             or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations,

                          (iii) demand, collect or enforce payment of any
             Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto, and

                          (iv) take whatever other action Lender may deem
             necessary or desirable for the protection of its interests.

             At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts due from such account debtor and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

         7.3 Inventory Covenants. With respect to the Inventory:

             (a) Borrower shall at all times maintain and provide Lender with inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality, age and quantity of Inventory, the amount of open box Inventory, the amount of Eligible Inventory and Inventory that is not Eligible Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto;

             (b) Borrower shall cause a third party firm acceptable to Lender to conduct a complete physical count of the Inventory a minimum of once every twelve (12) months, but at any time or times as Lender may request upon the occurrence of an Event of Default, and promptly following such physical count, such firm shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count;

             (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location;

             (d) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request upon the occurrence of an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely (with the understanding that Lender may revise the definition of "Eligible Inventory" hereunder or establish Availability

Reserves as Lender may deem advisable in its sole discretion based upon the results of such update appraisals);

             (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);

             (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory;

             (g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory;

             (h) Borrower shall keep the Inventory in good and marketable condition; and

             (i) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

         7.4 Equipment Covenants. With respect to the Equipment:

             (a) upon Lender's request, Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender;

             (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted);

             (c) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws;

             (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use;

             (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business;

             (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and

             (g) Borrower assumes all responsibility and liability arising from the use of the Equipment.

         7.5 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to:

             (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing:

                          (i) demand payment on Accounts or other proceeds of
             Inventory or other Collateral,

                          (ii) enforce payment of Accounts or other Obligations
             included in the Collateral by legal proceedings or otherwise,

                          (iii) exercise all of Borrower's rights and remedies
             to collect any Account or other proceeds of Inventory or other Collateral,

                          (iv) sell or assign any Account upon such terms, for
             such amount and at such time or times as the Lender deems advisable,

                          (v) settle, adjust, compromise, extend or renew an
             Account,

                          (vi) discharge and release any Account or other
             Obligations included in the Collateral,

                          (vii) prepare, file and sign Borrower's name on any
             proof of claim in bankruptcy or other similar document against an account debtor,

                          (viii) notify the post office authorities to change
             the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and

                          (ix) do all acts and things which are necessary, in
             Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements; and

             (b) at any time, subject to the terms of the agreement(s) relating to the Blocked Account(s) to:

                          (i) take control in any manner of any item of payment
             or proceeds thereof,

                          (ii) have access to any lockbox or postal box into
             which Borrower's mail is deposited,

                          (iii) endorse Borrower's name upon any items of
             payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations,

                          (iv) endorse Borrower's name upon any chattel paper,
             document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral,

                          (v) sign Borrower's name on any verification of
             Accounts and notices thereof to account debtors, and

                          (vi) execute in Borrower's name and file any UCC
             financing statements or amendments thereto.

Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 Right to Cure. Lender may, at its option: (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower: (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral; and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section ERROR! REFERENCE SOURCE NOT FOUND. shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower:

             (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records;

             (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request; and

             (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8.     REPRESENTATIONS AND WARRANTIES.

         Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

         8.1 Corporate Existence, Power and Authority; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's articles of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any subsidiaries except as set forth on the Information Certificate.

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operations of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

         8.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.9 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on

Schedule 8.4 hereto or permitted under Section 9.9 hereof.

         8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

         8.7 Employee Benefits.

             (a) Borrower has not engaged in any transaction in connection with which Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.7(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.7(d) hereof.

             (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any employee benefit plan of Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

             (c) Full payment has been made of all amounts which Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 8.7(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.7(d) hereof.

             (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.7(a) hereof and any accumulated funding deficiency described in Section 8.7(c) hereof. The terms

"current value" and "accrued benefit" have the meanings specified in ERISA.

             (e) Neither Borrower nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

         8.8 Environmental Compliance.

             (a) Except as set forth on Schedule 8.8 hereto, Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

             (b) Except as set forth on Schedule 8.8 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

             (c) Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

             (d) Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

         8.9 Compliance with Other Agreements and Applicable Laws. Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

         8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.10 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.14 below.

         8.11 Acquisition of Purchased Stock.

              (a) The Purchase Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Lender and consented to in writing by Lender) of all conditions precedent set forth therein and giving effect to the terms of the Purchase Agreements and the assignments to be executed and delivered by Seller thereunder, Buyer acquired and has good and marketable title to the Purchased Stock, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

              (b) All actions and proceedings required by the Purchase Agreements, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

              (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Purchase Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Agreements.

              (d) Borrower has delivered, or caused to be delivered, to Lender true, correct and complete copies of the Purchase Agreements.

         8.12 Capitalization.

              (a) Upon the consummation of the transactions contemplated under the Purchase Agreement, all of the issued and outstanding shares of capital stock of Borrower and Wareforce will be directly and beneficially owned and held by Buyer and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

              (b) Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower at a fair valuation and at their present fair salable value are, and will be, greater than the indebtedness of Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

         8.13 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

         8.14 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS.

         9.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Articles of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

         9.2 New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower: (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location; and
(b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements and, if Borrower leases such new location, provides a favorable landlord waiver or subordination.

         9.3 Compliance with Laws, Regulations, Etc.

              (a) Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

              (b) Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall report to Lender on such response.

              (c) Borrower shall give both oral and written notice to Lender immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of:

                            (i) the occurrence of any event involving the
              release, spill or discharge, threatened or actual, of any Hazardous Material; or

                            (ii) any investigation, proceeding, complaint,
              order, directive, claims, citation or notice with respect to:

              (A) any non-compliance with or violation of any Environmental Law by Borrower;

              (B) the release, spill or discharge, threatened or actual, of any Hazardous Material;

              (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials; or

              (D) any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials.

              (d) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 Payment of Taxes and Claims. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 Insurance. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

         9.6 Key Man Life Insurance Policy. Borrower shall use its best efforts to obtain a Key Man Life Insurance Policy insuring the life of Rechtman, which policy, shall be in an amount of not less than Two Million Dollars ($2,000,000) and once obtained, shall be beneficially assigned to Lender.

         9.7 Financial Statements and Other Information.

             (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to
Lender:

                          (i) within twenty-five (25) days after the end of each
             fiscal month, monthly unaudited consolidated financial statements, and, if Borrower has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, and statements of income and loss), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and through such fiscal month; and

                          (ii) within ninety (90) days after the end of each
             fiscal year, audited consolidated financial statements and, if Borrower has any subsidiaries, audited consolidating financial statements of Borrower and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its subsidiaries as of the end of and for the fiscal year then ended.

             (b) Borrower shall promptly notify Lender in writing of the details of:

                          (i) any loss, damage, investigation, action, suit,
             proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise, and

                          (ii) the occurrence of any Event of Default or event
             which, with the passage of time or giving of notice or both, would constitute an Event of Default.

             (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all financial reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

             (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information in respect of the Collateral and the business of

Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

         9.8 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, directly or indirectly:

             (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it without the prior written consent of Lender, which consent shall not be unreasonably withheld;

             (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person, (except for:

                          (i) sales of Inventory in the ordinary course of
             business; and

                          (ii) the disposition of worn-out or obsolete Equipment
             or Equipment no longer used in the business of Borrower so long as:

             (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender, and

             (B) such sales do not involve Equipment, together with any equipment disposed by Wareforce, having an aggregate fair market value in excess of Twenty-Five Thousand Dollars ($25,000) for all such equipment disposed of by Borrower and Wareforce in any fiscal year of Borrower);

             (c) form or acquire any subsidiaries;

             (d) wind up, liquidate or dissolve; or

             (e) agree to do any of the foregoing.

         9.9 Encumbrances. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:

             (a) the liens and security interests of Lender;

             (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;

             (c) security deposits in the ordinary course of business;

             (d) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent:

                          (i) such liens secure indebtedness which is not
             overdue, or

                          (ii) such liens secure indebtedness relating to claims
             or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer (subject to applicable deductibles) or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

             (e) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

             (f) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate, together with the then aggregate purchase money security interests in equipment and purchase money mortgages on real estate outstanding by Wareforce, not to exceed Two Hundred Thousand Dollars ($200,000) in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

             (g) the liens and security interests of NationsCredit on the assets of Borrower consisting of Inventory to secure the indebtedness of Borrower to NationsCredit permitted under Section ERROR! REFERENCE SOURCE NOT FOUND. hereof, which liens and security interests are, in all respects, subject and subordinate in priority to the liens and security interests of Lender pursuant to the NationsCredit Intercreditor Agreement; and

             (h) the security interests and liens set forth on Schedule 8.4 hereto.

         9.10 Indebtedness. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

             (a) the Obligations;

             (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;

             (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

             (d) obligations or indebtedness set forth on the Information Certificate; provided, that:

                          (i) Borrower may only make regularly scheduled
             payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof;

                          (ii) Borrower shall not, directly or indirectly:

             (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or

             (B) except as otherwise permitted under this Agreement, redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose; and

                          (iii) Borrower shall furnish to Lender all notices or
             demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

             (e) indebtedness subordinated to the Obligations pursuant to an agreement, in form and substance satisfactory to Lender and provided, that Borrower has obtained the prior written consent of Lender to the assumption of such subordinated debt; and

             (f) indebtedness of Borrower to NationsCredit evidenced by that certain Security Agreement dated August 27, 1998, between Borrower and NationsCredit, which indebtedness is subject and subordinate in right of payment to the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations pursuant to the NationsCredit Intercreditor Agreement.

         9.11 Loans, Investments, Guarantees, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:

             (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in:

                          (i) short-term direct obligations of the United States
             Government;

                          (ii) negotiable certificates of deposit issued by any
             bank satisfactory to Lender, payable to the order of the Borrower or to bearer and delivered to Lender; and

                          (iii) commercial paper rated A1 or P1;

             (c) loans to employees of Borrower which, together with any loans outstanding to the employees of Wareforce shall not at any time exceed One Hundred Thousand Dollars ($100,000) in the aggregate;

             (d) loans to Wareforce in an amount not to exceed at any one time Seven Hundred Fifty Thousand Dollars ($750,000); provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments, including, without limitation, collaterally assigning to Lender its rights under any promissory notes evidencing the loans to any employees of Borrower and Wareforce; and

             (e) the guarantees set forth in the Information Certificate.

         9.12 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

         9.13 Transactions with Affiliates. Borrower shall not enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person.

         9.14 Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except:

             (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish; and

             (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

         9.15 Compliance with ERISA.

             (a) Borrower shall not with respect to any "employee pension benefit plans" maintained by Borrower or any of its ERISA Affiliates:

                          (i) terminate any of such employee pension benefit
             plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA;

                          (ii) allow or suffer to exist any prohibited
             transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA;

                          (iii) fail to pay to any such employee pension benefit
             plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan;

                          (iv) allow or suffer to exist any accumulated funding
             deficiency, whether or not waived, with respect to any such employee pension benefit plan;

                          (v) allow or suffer to exist any occurrence of a
             reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation; or

                          (vi) incur any withdrawal liability with respect to
             any multiemployer pension plan.

             (b) As used in this Section 9.15, the terms "employee pension benefit plans", "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and ERISA.

         9.16 Adjusted Net Worth. Borrower shall, at all times, maintain Adjusted Net Worth of not less than the Adjusted Net Worth of Borrower as of August 31, 1998 reflected on Borrower's financial statements, less One Hundred Thousand Dollars ($100,000).

         9.17 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to:

             (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);

             (b) all costs and expenses and fees for all title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees;

             (c) all costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto;

             (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations;

             (e) costs and expenses of preserving and protecting the Collateral;

             (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters);

             (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender's examiners in the conduct of their periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of Six Hundred Fifty Dollars ($650) per person per day for Lender's examiners in the field and office, provided, however, so long as no Event of Default has occurred, such out-of-pocket expenses and costs shall not exceed One Thousand Dollars ($1,000) in any one calendar year and such per diem charge shall not exceed Ten Thousand Dollars ($10,000) in any one calendar year; and

             (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.18 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing on behalf of Borrower that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10.      EVENTS OF DEFAULT AND REMEDIES.

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

             (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements (including, without limitation, the NationsCredit Intercreditor Agreement or the Guarantee of even date herewith by Borrower in favor of Lender);

             (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

             (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

             (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of Twenty-Five Thousand Dollars ($25,000) in any one case or in excess of Fifty Thousand Dollars ($50,000) in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

             (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

             (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

             (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

             (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect

(whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property;

             (i) any default by Borrower or any Obligor from and after the Closing under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of Fifty Thousand Dollars ($50,000), which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

             (j) the NationsCredit Flooring Line is terminated and no longer in effect;

             (k) the Wareforce Loan Agreement is terminated and no longer in effect;

             (l) any change in the controlling ownership of Borrower which would reduce Buyer's ownership interest in Borrower;

             (m) the indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor;

             (n) there shall be a material adverse change in the business, assets or prospects of Borrower or any Obligor after the date hereof; or

             (o) there shall be an event of default under any of the other Financing Agreements, including without limitation, the Wareforce Loan Agreement.

         10.2 Remedies.

             (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

             (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation:

                          (i) accelerate the payment of all Obligations and
             demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable);

                          (ii) with or without judicial process or the aid or
             assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral;

                          (iii) require Borrower, at Borrower's expense, to
             assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender;

                          (iv) collect, foreclose, receive, appropriate, setoff
             and realize upon any and all Collateral;

                          (v) remove any or all of the Collateral from any
             premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose;

                          (vi) sell, lease, transfer, assign, deliver or
             otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower; and/or

                          (vii) terminate this Agreement.

If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy,

Borrower waives the posting of any bond which might otherwise be required.

             (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

             (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice:

                          (i) cease making Loans or arranging for Letter of
             Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower; and/or

                          (ii) terminate any provision of this Agreement
             providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

SECTION 11.     JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

             (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

             (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the state courts of the

County of Los Angeles, State of California and of the United States District Court for the Central District of California and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

             (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

             (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION: (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS; OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT,

TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

             (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.5. may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section 11.5. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS.

         12.1 Term.

             (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date two (2) years from the date hereof (the "Renewal Date"), and upon mutual agreement by Lender and Borrower, for one (1) year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously and this Agreement and all other Financing Agreements shall immediately terminate upon the termination of the NationsCredit Flooring Line or the NationsCredit Intercreditor Agreement. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 10:30 a.m., Pacific time.

             (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

             (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


               Amount                                        Period
               ------                                        ------
(i)     1% of Maximum Credit                      From the date hereof to and including
                                                  the first anniversary of the date
                                                  hereof; and

(ii)    0.25% of Maximum Credit                   After the first anniversary of the date
                                                  hereof or at any time during a renewal
                                                  term, if any.


Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section

12.1 shall be deemed included in the Obligations.

         12.2 Notices. All notices, requests and demands hereunder shall be in writing and: (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision; and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         12.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         12.6 Publicity. Borrower consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.


         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                             BORROWER


CONGRESS FINANCIAL CORPORATION (WESTERN)           C.Y. INVESTMENT INC.

By: Matthew Grimes                                 By: Dan Ricketts
    ------------------------------------               ------------------------


Title: Vice President                              Title: General Counsel
       ---------------------------------                  ---------------------


Address:                                           Chief Executive Office:
----------------------------------------           ----------------------------
225 South Lake Avenue, Suite 1000                  4820 South Eastern Avenue,
Pasadena, California  91101                        Suite C
                                                   Commerce, California 90040